UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2009

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 20, 2009 Arbitron Inc. (the "Company") appointed Taher G. Behbehani, age 47, to serve as the Company’s Executive Vice President, Chief Strategy and Business Development Officer.

Mr. Behbehani served as Vice President, Business Affairs, Time Warner Cable Inc., from 2007 to March 2009. During 2006 and 2007 Mr. Behbehani acted as a corporate advisor and private investor in California and Hong Kong. From 2005 to 2006 Mr. Behbehani served as Vice President, Corporate development for SourceFire, Inc. From 2001 to 2005 Mr. Behbehani served as Vice President, Corporate Business Development & Strategic Planning for UTStarcom, Inc. Mr. Behbehani has also previously served in senior positions with 3Com Corporation.

The Company has determined that there are no related person transactions between the Company and Mr. Behbehani within the meaning of Item 404(a) of Regulation S-K.

Employment Agreement

The Company and Mr. Behbehani have entered into an Executive Employment Agreement, effective as of April 20, 2009 (the "Behbehani Agreement") covering Mr. Behbehani's employment as Executive Vice President, Chief Strategy and Business Development Officer of the Company.

Salary and Incentive Compensation

Pursuant to the terms and conditions of the Behbehani Agreement, the Company will pay Mr. Behbehani an annual base salary of $300,000 and Mr. Behbehani will be eligible to receive an annual incentive bonus equal to 75% of his annual base salary upon meeting applicable performance criteria set by the Board’s Compensation and Human Resources Committee (the "Compensation Committee"). For performance exceeding such applicable performance criteria, the annual incentive bonus will be increased to an amount in excess of the target bonus up to a maximum of 150% of annual base salary, at the sole discretion of the Compensation Committee. The Compensation Committee will review the base salary no less frequently than annually. If increased, the increased base salary will become the base salary for all purposes under the Behbehani Agreement.

Equity Grant

Subject to approval by the Compensation Committee, the Company will grant to Mr. Behbehani an equity award to be valued at $1,200,000 on the date of grant, with the award divided by value into 75% stock options and 25% restricted stock units, each with respect to the Company’s common stock, par value $0.50 (the "Common Stock") (where the value for the options is determined using the Company’s standard Black-Scholes assumptions applied as of the date of grant and where the value for the restricted stock units is determined by dividing the target value for the restricted stock units by the fair market value of the Common Stock on the grant date) (the "Behbehani Inducement Grant"). Assuming continued employment, the stock options under the Behbehani Inducement Grant will vest in equal amounts on an annual basis over a three year period following the date of grant (beginning with one third on the first anniversary), and otherwise will contain substantially the same terms and conditions as the Company’s standard form of nonqualified stock option agreement adopted for use under its stock plans. Assuming continued employment, the restricted stock units under the Behbehani Inducement Grant will vest in equal amounts over a four year period following the date of grant (beginning with one quarter on the first anniversary) and otherwise will contain the same terms and conditions as the Company’s standard form of restricted stock unit agreement adopted under its stock plans.

The Compensation Committee, at its sole discretion, will consider the grant of future compensatory equity awards to Mr. Behbehani.

Benefits

Mr. Behbehani will, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee welfare, benefit, and retirement plans and programs the Company provides to its executives in accordance with Company policies. Mr. Behbehani will work at the Company’s Columbia, Maryland headquarters.

Potential Payments Upon Early Termination

The Company or Mr. Behbehani may terminate Mr. Behbehani's employment at any time for any reason, or for no reason. If Mr. Behbehani’s employment terminates for any reason, the Company will pay to Mr. Behbehani (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with the Company’s policies; (iv) any unpaid relocation or temporary living expenses (subject to the repayment obligation described above); and (v) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if the Company terminates Mr. Behbehani’s employment without Cause or if Mr. Behbehani resigns as a result of a Position Diminishment, Mr. Behbehani will be entitled to receive cash severance and the full cost of health care continuation until the earlier of 18 months or subsequent coverage.

Except as provided in the next paragraph, if Mr. Behbehani is entitled to receive cash severance in connection with a without Cause termination or a resignation as a result of a Position Diminishment, the Company will pay to him in cash an amount equal to 1.75 times his then applicable base salary, in equal installments over a 12 month period. Payment will cease if Mr. Behbehani obtains subsequent employment prior to the end of the 12 month period.

If Mr. Behbehani is entitled to receive cash severance in connection with a without Cause termination or a resignation as a result of a Position Diminishment within 12 months following a Change in Control, the Company will pay to him in cash an amount equal to 2.625 times his then applicable base salary, in equal installments over a 12 month period. In addition, any outstanding equity compensation awards will fully and immediately vest and become exercisable. Severance payments will cease if Mr. Behbehani obtains subsequent employment prior to the end of the 12 month period.

In order to receive the severance benefits provided under the Behbehani Agreement, Mr. Behbehani must execute a release in the form provided by the Company of all legally-releasable claims that Mr. Behbehani may then have against the Company and any of its affiliates.

Non-Competition, Non-Recruitment, and Non-Disparagement

The Behbehani Agreement contains provisions pursuant to which Mr. Behbehani has agreed that, while employed and for the longest of (i) 12 months following termination for any reason not involving termination by the Company without Cause, (ii) 18 months following termination by the Company without Cause or following a resignation for Position Diminishment, and (iii) 24 months following termination by the Company without Cause or a resignation as a result of a Position Diminishment within 12 months after a Change in Control, he will not directly or indirectly, subject to certain de minimis exceptions involving the ownership of publicly traded securities, compete with any part of the Company’s business. Mr. Behbehani has agreed during employment and for 12 months thereafter not to initiate or actively participate in any other employer’s recruitment or hiring of Company employees. The Behbehani Agreement also contains non-disparagement provisions.

The foregoing summary of the Behbehani Agreement is qualified in its entirety by the full terms and conditions of the agreement, a copy of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 and is incorporated herein by reference.

A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this Current Report on Form 8-K by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

April 20, 2009	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Chief Legal Officer, Legal and Business Affairs, and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated April 20, 2009